Exhibit 23




CONSENT OF INDEPENDENT AUDITORS
ERNST & YOUNG LLP



We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-25613; 2-94235; 33-48203; 33-48204; 33-08801; 33-32150;
33-63869; 333-27617;  333-27615;  333-58983 and S-3 Nos. 33-52331; 333-22701 and
333-43251) of our report dated March 17, 1999, with respect to the consolidated financial statements of American Stores Company included in the Annual Report (Form 10-K) for the year ended January 30, 1999.






                                                        ERNST & YOUNG LLP

Salt Lake City, Utah
April 13, 1999